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                                                                    EXHIBIT 10.1

                                 FIRST AMENDMENT
                                       OF
                           TAYLOR CAPITAL GROUP, INC.
                           DEFERRED COMPENSATION PLAN


         WHEREAS, Taylor Capital Group, Inc. maintains the Deferred Compensation Plan; and

         WHEREAS, amendment of the Plan is desired by the Board of Directors;


         NOW, THEREFORE, by virtue of the right of the Board of Directors to amend the Plan as described in Section 8.1, the Plan is hereby amended by restating Sections 4.3 and 4.6 of the Plan to read as follows:

         4.3 Deferral Limitations. A Participant's Agreement to participate in the Plan and to defer Salary, Bonus, or both, shall be subject to the following limitations:

                  (a) a Participant may elect to defer no less than five percent (5%) and no more than twenty-five percent (25%) of Salary, in increments of one percentage point (1%); and

                  (b) a Participant's Agreement to defer up to one hundred percent (100%) of Bonus shall be in increments of ten percentage points (10%); and

                  (c) for the Plan Year coincident with the Plan Effective Date, a Participant may elect to defer no less than five percent (5%) nor more than one hundred percent (100)) of Salary, in increments of one percentage point (1%), remaining to be paid in 1994 Plan Year; and

                  (d) any Agreement to defer Salary, Bonus, or both, may not apply to a Plan Year after the 2004 Plan Year; and

                  (e) the Agreement shall be irrevocable upon acceptance by the Company.

         4.6 Annual Company Allocation. The Company shall credit a Company Allocation to a Participant's Deferred Benefit Account. The amount of the Company Allocation, if any, shall be calculated and determined as followed:

                  (a) The Company shall credit a Participant's Deferred Benefit Account with the amount, if any, which is equivalent to reductions of Company contributions under the 401(k)/ESOP caused by the Participant's reduction in Salary and Bonus attributable to participation in this Plan.

                  (b) The Company shall credit a Participant's Deferred Benefit Account with the amount, if any, which is equivalent to the Company contribution which could not be made under the 401(k)/ESOP because of:




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                           (1) the dollar limit on contributions under IRC
                           ss.415(c); and

                           (2) the annual limitation of compensation which can be taken into account under IRC ss.401(a)(17).

                  In order to qualify for the Company Allocation to be credited in accordance with this subsection (b), a Participant must elect (or have elected) either:

                           (1) to defer at least six percent (6%) of compensation as a contribution to the 401(k)/ESOP, or

                           (2) a percentage amount which would result (but for the limits of IRC ss.402(g)) in a deferral amount which exceeds the maximum dollar amount permitted under IRC ss.402(g).

                  (c) The Company may credit, from time to time, a Participant's Deferred Benefit Account with a discretionary contribution as the Company so determines. Such amount shall vest in accordance with Section 4.7.

         A Company Allocation, if any, made to a Participant's Deferred Benefit Account in accordance with this Section shall be credited to his or her Deferred Benefit Account at the same time the Company's contributions are made (or would have been made) to the 401(k)/ESOP.

This amendment and restatement shall be effective as of January 1, 1999.


                                      * * *


         IN WITNESS WHEREOF, the Company has adopted this TAYLOR CAPITAL GROUP, INC. DEFERRED COMPENSATION PLAN amendment and restatement to the Plan by signing on its behalf by a duly authorized officer, this ____ day of ________________, 1998.


                                               TAYLOR CAPITAL GROUP, INC.

                                               By:
                                                  --------------------------
                                                  Its: